Exhibit 3.4

                                     BYLAWS
                                       OF
                          ADVANTAGE TECHNOLOGIES, INC.

                                    ARTICLE I
                        SHAREHOLDERS: MEETING AND VOTING

1.1      Place of Meetings.

         Meetings of the shareholders shall be held at the corporation's principal office, or at such other location as shall be designated in the notice of meeting.

1.2      Annual Meetings.

         The annual meeting of the shareholders shall be held on the first Monday of November of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at the hour of 9:30 o'clock, a.m. The time and date of such meeting may be varied by the Board of Directors provided that notice of the varied date and time of the annual meeting is given in accordance with these By-laws. At the annual meeting, the shareholders shall elect by vote a Board of Directors, consider reports of the affairs of the corporation, and transact such other business as may properly be brought before the meeting.

1.3      Special Meetings.

         Special meetings of the shareholders may be called at any time by the President, the Board of Directors, by the holders of not less than one-tenth (1/10th) of all the shares entitled to vote at such meeting, and as otherwise provided in the Nevada Business Corporation Act, as amended (the "Act").

1.4      Notice of Meetings

         1.4.1 Written or printed notice, in a comprehensible form, stating the date, time and place of the meeting, and in case of a special meeting, a description of the purpose or purposes for which the meeting is called, shall be delivered not earlier than sixty (60) nor less than ten (10) days before the meeting date, in person, telegraph, teletype, or other form of wire or wireless communication, by mail or private carrier, by or at the direction of the President, Secretary, other officer or persons calling the meeting. If mailed, the notice is effective when deposited postpaid in the United States mail, correctly addressed to the shareholder's address shown on the Corporation's current record of shareholders. In all other cases, the notice shall be effective when received by the shareholders.

         1.4.2 If a shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless a new record date for the adjourned meeting is or must be fixed under the Act, in which event notice of the adjourned meeting must be given to the persons who are shareholders as of the new record date.

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1.5      Voting Entitlement of Shares.

         Unless the Articles of Incorporation provide otherwise, or except as provided by the Act, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting. Only shares are entitled to vote.

1.6      Quorum and Voting.

         1.6.1. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or the Act provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

         1.6.2 Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

         1.6.3 If a quorum exists, action on a matter, other than the election of directors, by a voting group, is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Act requires a greater number of affirmative votes.

         1.6.4 Unless otherwise provided in the Articles of Incorporation, Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         1.6.5 If the Articles of Incorporation or the Act provides for voting by a single group on a matter, action on that matter is taken when voted upon by that voting group in accordance with these By-Laws.

         1.6.6 If the Articles of Incorporation or the Act provides for voting for two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately as provided by these By-Laws.

1.7      Proxies.

         A shareholder may vote shares in person or by written proxy signed by the shareholder or the shareholder's attorney in fact and delivered to the secretary or other officer or agent of the Corporation authorized to tabulate votes.

1.8      Record Date.

         The record date for determining the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote or to take other action, shall, unless otherwise determined by the Board of Directors in advance of such action, be the date of such notice, demand, vote, or other action.

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1.9      Shareholders' List for Meeting.

         After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all of its shareholders who are entitled to notice of a shareholders' meeting. The list must be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to take place. The corporation shall make the shareholders' list available at the meeting, and any shareholder, the shareholder's agent, or attorney is entitled to inspect the list at any time during the meeting or any adjournment thereof.

                                   ARTICLE II

                                    DIRECTORS

2.1      Powers.

         The business and affairs of the corporation shall be managed by a Board of Directors which shall exercise or direct the exercise of all corporate powers except to the extent shareholder authorization is required by the Act, the Articles of Incorporation, or these By-Laws.

2.2      Number.

         The number of the members of the Board of Directors shall be not less than one, nor more than seven.

2.3      Election and Term of Office.

         Except as provided in the Articles of Incorporation, the directors shall be elected at the annual meeting of the shareholders. The terms of office of the directors shall begin immediately after election and shall expire at the next annual shareholders' meeting following their election and when their successors are duly elected and qualified. The directors need not be residents of this state, or shareholders of the corporation.

2.4      Vacancies.

         2.4.1 A vacancy on the Board of Directors shall exist upon the death, resignation, or removal of any director, in the event an amendment of the By-Laws is adopted increasing the number of directors, or in the event that the directors determine that it is desirable to elect one or more additional directors within the variable-range of the number of directors established by these By-Laws.

         2.4.2 Unless the Articles of Incorporation provide otherwise, a vacancy may be filled by the shareholders, the Board of Directors, or if the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by an affirmative vote of a majority of all of the Directors remaining in office.

         2.4.3 The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected, and when his/her successor has been duly elected and qualified.


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         2.4.4 A vacancy that will occur at a specific  later date, by reason of a resignation submitted in accordance with the Act, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

         2.4.5 Except as provided by the Articles of Incorporation or the Act, during the existence of any vacancy, the remaining directors shall possess and may exercise all powers vested in the Board of Directors, notwithstanding lack of a quorum of the board.

         2.4.6 The shareholders may remove one or more directors with or without cause at a special meeting of shareholders called for that purpose pursuant to a meeting notice indicating removal as one of the purposes. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director. A director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.

2.5      Meetings.

         2.5.1 The annual meeting of the Board of Directors of this corporation shall be held immediately following the annual meeting of the shareholders, which meeting shall be considered a regular meeting as to which no notice is required.

         2.5.2 Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting.

2.5.3 Special meetings of the Board of Directors for any purpose or purposes may be called by an officer or director of the corporation in accordance with the notice provisions of Section 2.6.1 of these By-Laws.

2.6      Notice of Special Meetings.

         Special meetings of the Board of Directors must be preceded by at least two (2) days' notice of the date, time and place of the meeting. The notice need not describe the purpose of such meetings. Notice of special meetings of the Board of Directors may be in writing or oral, and may be communicated in person, by telephone, telegraph, teletype, or other form of wire or wireless communication, by mail or by private carrier. Written notice, if in comprehensible form, is effective at the earliest of the following: (a) when received; (b) five (5) days after its deposit in the U.S. Mail, as evidenced by the postmark, if mailed postpaid and correctly addressed; or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Oral notice is effective when communicated, if communicated in a comprehensible manner.

2.7      Manner of Conducting Meetings.

         The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through, use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

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2.8      Quorum.

         Unless  the  Articles  of   Incorporation   or  these  By-Laws  provide
otherwise, a quorum of the Board of Directors consists of a majority of the number in office immediately before the meeting begins.

2.9      Compensation.

         Unless the Articles of Incorporation provide otherwise, the Board of Directors may fix the compensation of directors, and authorize the corporation to reimburse the directors for their reasonable expenses incurred while attending meetings of the Board and while engaged in other activities on behalf of the corporation.

                                   ARTICLE III
                                    OFFICERS

3.1      Designation, Election and Qualifications.

         The officers shall include a President, and a Secretary. The officers may include a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Vice-President(s), Treasurer, Assistant Secretary, or Assistant Treasurer, as the Board of Directors shall, from time to time, appoint. Officers need not be members of the Board of Directors. The officers shall be elected by, and hold office at the pleasure of the Board of Directors. Any two offices may be held by the same person.

Compensation and Term of Office.

         3.2.1 The compensation and term of office of the officers of the corporation shall be fixed by the Board of Directors. Any officer may be removed either with or without cause, by action of the Board of Directors.

         3.2.2 An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is effective under the Act, unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, Board of Directors may fill the pending vacancy before the effective date provided that the successor does not take office until the effective date.

3.3      President.

         The President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He shall be an ex-officio member of all committees, if any, shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws. He may sign with the Secretary or any other proper officer of the corporation authorized by the Board of Directors certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors authorizes to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed.

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3.4      Vice-President.

         The Vice-President(s), if any, shall perform such duties as may be assigned to him/her by the President or the Board of Directors. In the event of the death, disability, inability or refusal to act of the President, the Vice-President shall perform the duties and exercise the powers of the President unless otherwise designated by the Board of Directors. In the event the corporation has more than one Vice-President, the Executive Vice-President or, if none, the Vice-President in charge of administration, shall be the officer acting in the stead of the President as provided in this section.

3.5      Secretary.

         3.5.1 The Secretary shall keep or cause to be kept at the principal office of the corporation or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and shareholders showing the time and place of the meeting, whether it was required by the By-Laws of the corporation, how authorized, the notice given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings of each meeting.

         3.5.2 The Secretary shall keep or cause to be kept at the principal office or at the office of the corporation's transfer agent, a share register or duplicate share register, showing the names of the shareholders and their addresses, the number of shares of each class held by each, and the number and date of cancellation of each certificate surrendered for cancellation.

         3.5.3 The Secretary shall give or cause to be given such notice of the meetings of the shareholders and of the Board of Directors as is required by the By-Laws. He/she shall keep the seal of the corporation, if any, and affix it to all documents requiring a seal, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or By-Laws.

3.6      Treasurer.

         The Treasurer, if any, shall be responsible for the funds of the corporation, receive and give receipts for monies due and payable to the corporation from any source whatsoever, deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-Laws, shall pay the funds of the corporation out only on the checks of the corporation signed in the manner authorized by the Board of Directors, and, in general, perform all of the duties incident to the office of Treasurer and such other duties as, from time to time, may be assigned to him/her by the President or the Board of Directors.

3.7      Assistants.

         The Board of Directors may appoint or authorize the appointment of assistants to any officer. Such assistants may exercise the power of such officer and shall perform such duties as arc prescribed by the Board of Directors.

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                                   ARTICLE IV
                                   COMMITTEES

The Board of Directors may appoint from among its members one or more committees of two (2) or more members, in accordance with and subject to the restrictions of the Act.

                                    ARTICLE V
                         CONTRACTS, CHECKS AND DEPOSITS

5.1      Checks, Drafts, Etc.

         All checks, drafts, or other orders for the payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the corporation, shall be signed by such person or persons and in the manner as shall be determined from time to time by resolution of the Board of Directors.

5.2      Deposits.

         All funds of the corporation not otherwise employed shall be deposited, from time to time, to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

5.3      Contracts, Instruments.

         The Board of Directors may, except as otherwise provided in the By-Laws, authorize any officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credits, or to render it liable for any purpose or for any amount.

                                   ARTICLE VI
                       CERTIFICATES AND TRANSFER OF SHARES

6.1      Certificates for Shares.

         6.1.1 Certificates for shares shall be in such form as the Board of Directors may designate and shall indicate the state law under which the corporation is organized. The certificates shall state the name of the record holder of the shares represented thereby, the number of the certificate, the date of issuance and the number of shares for which it is issued, the par value of such shares, if any, or that such shares are without par value, and the series and class of such shares. If the corporation is authorized to issue different classes of shares or different series of shares within a class, the designations, relative rights, preferences and limitations of each class, the variations in rights, preferences and limitations determined for each series, and the authority of the Board of Directors to determine variations for future series shall be summarized on the front or back of each certificate, or, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder with this information on request in writing, and without charge. Each certificate shall state or make reference on its front or back to any liens, purchase options or restrictions on transfer.

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         6.1.2 Each share  certificate  must be signed,  either  manually  or in facsimile, by the President or a Vice-President and the Secretary or an Assistant Secretary.

6.2      Transfer on the Books.

         Upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon it books.

6.3      Lost, Stolen, or Destroyed Certificates.

         If a certificate is represented as being lost, stolen, or destroyed, a new certificate shall be issued in its place upon such proof of the loss, theft, or destruction and upon the giving of such bond or other security as may be required by the Board of Directors.

6.4      Transfer Agents and Registrars.

         The Board of Directors may from time to time appoint one or more specific transfer agents and one or more registrars for the shares of the corporation who shall have such powers and duties as the Board of Directors may specify.

                                   ARTICLE VII
                          INDEMNIFICATION AND LIABILITY

7.1      Indemnification.

         The corporation shall indemnify to the fullest extent not prohibited by law any person who was or is a party or is threatened to be made a party to any proceeding (as hereinafter defined) against all expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding.

7.2      Advancement of Expenses.

         Expenses incurred by a director or officer in defending a proceeding shall, in all cases, be paid by the corporation in advance of the final disposition of such proceeding at the written request of such person, if the person:

         7.2.1 Furnishes the corporation a written affirmation of the person's good faith belief that such person is entitled to be indemnified by the corporation under this article or under any other indemnification rights granted by the corporation to such person; and

         7.2.2 Furnishes the corporation a written undertaking to repay such advance to the extent it is ultimately determined by a court that such person is not entitled to be indemnified by the corporation under this article or under any other indemnification rights granted by the corporation to such person. Such advances shall be made without regard to the person's ultimate entitlement to indemnification under this article or otherwise.

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7.3      Definition of Proceedings.

         The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought in the right of the corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, *in which a person may be or may have been involved as a party or otherwise by reason of the fact that the person is or was a director or officer of the corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or is or was serving at the request of the corporation as a director, officer or fiduciary of an employee benefit plan of another corporation, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this article.

7.4      Non-Exclusivity and Continuity of Rights.

         The indemnification and entitlement to advancement of expenses provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the articles of incorporation or any statute, agreement, general or specific action of the board of directors vote of stock holders or otherwise, shall continue as to a person who has ceased to be a director or officer, shall inure to the benefit of the heirs, executors, and administrators of such a person and shall extend to all claims for indemnification of advancement of expenses after the adoption of this article.

7.5      Amendments.

         Any repeal of this article shall only be prospective and no repeal or modification hereof shall adversely affect the rights under this article in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding.

7.6      Director Liability.

         No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director; provided that this section 7.6 shall not eliminate the liability of a director for any act or omission for which sum elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.

                                   ARTICLE VII
                               GENERAL PROVISIONS

8.1      Amendment of By-Laws.

         Except as otherwise provided by the Act or the Articles of Incorporation, the By-Laws may be amended by the Board of Directors or the shareholders. Whenever amendments or new By-Laws are adopted, they shall be placed in the minute book with the original By-Laws in the appropriate place. If any By-Law is repealed, the fact of repeal and the date on which the repeal occurred shall be stated in such book and place.

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8.2      Dividends.

         Except as provided by the Act or the Articles of Incorporation, the directors may, from time to time, declare and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

8.3      Seal.

         The directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words "corporate seal".

8.4      Action Without Meeting.

         Any action which the Act, the Articles of Incorporation or by the By-Laws require or permit the shareholders or directors to take at a meeting may be taken without a meeting if the action is taker by all of the shareholders or directors entitled to vote on the matter, evidenced by one or more written consents describing the action taken, signed by each shareholder or director, as the case may be, and included in the minutes or filed with the corporate records reflecting the action taken.

8.5      Waiver of Notice.

         A shareholder or director may, at any time, waive any notice required by the Act, the Articles of Incorporation or the By-Laws. Any such waiver shall be in writing, signed by the shareholder or director entitled to the notice and shall be delivered to the corporation for inclusion in the minutes or corporate records.

         I hereby certify that the foregoing By-Laws were adopted by the Board of Directors on October 13,1999.



                                               By:/s/ Steve Amdahl
                                               -------------------------------
                                               Corporate Secretary

10. By-laws